Exhibit 99.1

Trimble Reports Second Quarter 2014 Results

Second Quarter 2014 Revenue $642.2 Million, Up 11 Percent; GAAP Operating Margin 15.1 Percent; Non-GAAP Operating Margin 23.2 Percent; GAAP Diluted Earnings Per Share $0.29; Non-GAAP Diluted Earnings Per Share $0.45

SUNNYVALE, Calif., Aug. 5, 2014 – Trimble (NASDAQ: TRMB) today announced financial results for the second quarter of 2014.

Second Quarter 2014 Financial Highlights

•	Second quarter 2014 revenue of $642.2 million was up 11 percent as compared to the second quarter of 2013. Engineering and Construction revenue was $368.1 million, up 17 percent, with growth across all major product categories. Field Solutions revenue was $114.5 million, down 1 percent due to weakness in sales of agriculture products, partially offset by an increase in Geographic Information System (GIS) sales. Mobile Solutions revenue was $122.9 million, up 6 percent due primarily to double-digit growth in sales of transportation and logistics solutions. Advanced Devices revenue was $36.8 million, up 17 percent. Revenue in all major regions grew, with the largest percentage increases in Europe and Asia Pacific.

•	GAAP operating income was $97.1 million, up 50 percent as compared to the second quarter of 2013. GAAP operating margin was 15.1 percent of revenue as compared to 11.3 percent of revenue in the second quarter of 2013. Non-GAAP operating income of $148.9 million was up 24 percent as compared to the second quarter of 2013. Non-GAAP operating margin was 23.2 percent of revenue as compared to 20.9 percent of revenue in the second quarter of 2013, driven primarily by growth in non-GAAP gross margin to 58.5 percent of revenue. GAAP gross margin was 55.2 percent of revenue.

•	GAAP net income was $77.8 million, up 43 percent as compared to the second quarter of 2013. Diluted GAAP earnings per share were $0.29 as compared to diluted GAAP earnings per share of $0.21 in the second quarter of 2013. Non-GAAP net income of $120.8 million was up 23 percent as compared to the second quarter of 2013. Diluted non-GAAP earnings per share were $0.45 as compared to diluted non-GAAP earnings per share of $0.38 in the second quarter of 2013. The GAAP and non-GAAP tax rates were 21 percent.

•	Operating cash flow in the quarter was $131.2 million. Year-to-date operating cash flow was $214.6 million, an increase of 25 percent over the prior year.

Subsequent to the end of the second quarter, Trimble repurchased shares pursuant to a Rule 10b-5(1) plan under its open $100 million authorization. As of close of trading August 4, the company has repurchased approximately 1.37 million shares for a total amount of $43.2 million.

“The results for the second quarter reflect record revenue and margin performance,” said Steven W. Berglund, Trimble’s president and chief executive officer. “Almost all of the revenue growth was organic, which reflects generally improved market conditions outside of agriculture. Although we currently anticipate agriculture to remain a challenging market through the rest of the year, we expect our other markets will more than offset that effect. The construction industry, in particular, is accelerating adoption of our technology as the benefits become better understood.”

Forward Looking Guidance

For the third quarter of 2014 Trimble expects revenue to be between $590 million and $610 million with GAAP earnings per share of $0.19 to $0.24 and non-GAAP earnings per share of $0.35 to $0.40. Non-GAAP guidance excludes the amortization of intangibles of $37 million related to previous acquisitions, anticipated acquisition costs of $4 million, and the anticipated impact of stock-based compensation expense of $11 million. Both GAAP and non-GAAP earnings per share assume a 20 to 22 percent tax rate and approximately 265 million shares outstanding.

Investor Conference Call / Webcast Details

Trimble will hold a conference call on August 5, 2014 at 1:30 p.m. PT to review its second quarter 2014 results. It will be broadcast live on the Web at http://investor.trimble.com. Investors without Internet access may dial into the call at (800) 528-9198 (U.S.) or (702) 928-6633 (international). The pass code is 77461906. The replay will also be available on the Web at the address above.

Use of Non-GAAP Financial Information

To help our investors understand our past financial performance and our future results, as well as our performance relative to competitors, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. These non-GAAP measures can be used to evaluate our historical and prospective financial performance, as well as our performance relative to competitors. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business, and to make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Further, we believe some of our investors track our “core operating performance” as a means of evaluating our performance in the ordinary, ongoing, and customary course of our operations. Core operating performance excludes items that are non-cash, not expected to recur or not reflective of ongoing financial results. Management also believes that looking at our core operating performance provides a supplemental way to provide consistency in period to period comparisons.

The specific non-GAAP measures, which we use along with a reconciliation to the nearest comparable GAAP measures and the explanation for why these non-GAAP measures provide useful information to investors regarding our financial condition and results of operations and why management chose to exclude selected items can be found at the end of this release. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Our non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to this earnings release. Additional financial information about our use of non-GAAP results can be found on the investor relations page of our Web site at http://investor.trimble.com.

About Trimble

Trimble applies technology to make field and mobile workers in businesses and government significantly more productive. Solutions are focused on applications requiring position or location—including surveying, construction, agriculture, fleet and asset management, public safety and mapping. In addition to utilizing positioning technologies, such as GPS, lasers and optics, Trimble solutions may include software content specific to the needs of the user. Wireless technologies are utilized to deliver the solution to the user and to ensure a tight coupling of the field and the back office. Founded in 1978, Trimble is headquartered in Sunnyvale, Calif.

For more information visit: www.trimble.com.

Safe Harbor

Certain statements made in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include expectations for future financial market and economic conditions, the impact of acquisitions, the ability to deliver revenue, earnings per share and other financial projections that Trimble has guided for the third quarter and full year 2014, the expected tax rate, the anticipated impact of stock-based compensation expense, the amortization of intangibles related to previous acquisitions and the anticipated number of shares outstanding and interest costs. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. The Company’s results may be adversely affected if the Company is unable to market, manufacture and ship new products, obtain new customers, or integrate new acquisitions. The Company’s results would also be negatively impacted by weakening in the macro environment. Any failure to achieve predicted results could negatively impact the Company’s revenues, cash flow from operations, and other financial results. The Company’s financial results will also depend on a number of other factors and risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10- K, such as changes in economic conditions, critical part supply chain shortages, possible write-offs of goodwill, and regulatory proceedings affecting GPS. Undue reliance should not be placed on any forward-looking statement contained herein, especially in light of greater uncertainty than normal in the economy in general. These statements reflect the Company’s position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company’s expectations or any change of events, conditions, or circumstances on which any such statement is based.

FTRMB

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Second Quarter of		First Two Quarters of
	2014	2013	2014	2013
Revenues:
Product	$468,995	$425,880	$911,564	$838,667
Service	100,062	84,511	193,381	166,107
Subscription	73,142	65,902	141,975	127,630

Total revenues	642,199	576,293	1,246,920	1,132,404

Cost of sales:
Product	212,369	200,493	416,121	399,194
Service	37,667	32,549	71,846	63,392
Subscription	17,574	20,995	36,584	40,967
Amortization of purchased intangible assets	20,018	19,855	40,906	39,536

Total cost of sales	287,628	273,892	565,457	543,089

Gross margin	354,571	302,401	681,463	589,315

Gross margin (%)	55.2%	52.5%	54.7%	52.0%

Operating expenses
Research and development	81,807	76,555	158,183	150,163
Sales and marketing	95,621	85,307	192,975	168,930
General and administrative	61,364	52,760	118,797	104,730
Restructuring	789	2,966	1,126	4,571
Amortization of purchased intangible assets	17,856	19,908	37,537	39,559

Total operating expenses	257,437	237,496	508,618	467,953

Operating income	97,134	64,905	172,845	121,362

Non-operating income (loss), net
Interest expense, net	(3,164)	(4,255)	(6,847)	(9,326)
Foreign currency transaction gain (loss), net	(454)	600	(609)	(969)
Income from equity method investments, net	5,225	7,157	8,688	11,414
Other income, net	27	284	13,166	579

Total non-operating income, net	1,634	3,786	14,398	1,698

Income before taxes	98,768	68,691	187,243	123,060

Income tax provision	20,741	13,738	41,091	19,175

Net income	78,027	54,953	146,152	103,885
Less: Net gain (loss) attributable to noncontrolling interests	193	372	(306)	(504)

Net income attributable to Trimble Navigation Ltd.	$77,834	$54,581	$146,458	$104,389

Earnings per share attributable to Trimble Navigation Ltd.
Basic	$0.30	$0.21	$0.56	$0.41

Diluted	$0.29	$0.21	$0.55	$0.40

Shares used in calculating earnings per share:
Basic	261,075	256,186	260,432	255,683

Diluted	265,957	260,533	265,370	260,416

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	Second Quarter of	Fiscal Year End
As of	2014	2013
Assets

Current assets:
Cash and cash equivalents	$278,919	$147,227
Accounts receivables, net	379,811	337,932
Other receivables	24,779	23,143
Inventories, net	274,371	254,311
Deferred income taxes	42,157	38,597
Other current assets	41,667	35,807

Total current assets	1,041,704	837,017

Property and equipment, net	155,575	142,975
Goodwill	1,997,783	1,989,470
Other purchased intangible assets, net	553,413	619,399
Other non-current assets	118,764	111,979

Total assets	$3,867,239	$3,700,840

Liabilities

Current liabilities:
Current portion of long-term debt	$60,706	$106,402
Accounts payable	110,066	112,522
Accrued compensation and benefits	100,356	95,866
Deferred revenue	207,193	159,295
Accrued warranty expense	18,840	17,781
Other accrued liabilities	74,431	85,124

Total current liabilities	571,592	576,990
Non-current portion of long-term debt	595,157	652,056
Non-current deferred revenue	26,973	20,431
Deferred income taxes	132,772	136,399
Other non-current liabilities	89,950	80,982

Total liabilities	1,416,444	1,466,858

Commitments and contingencies

Equity

Shareholders’ equity:
Common stock	1,180,271	1,106,017
Retained earnings	1,227,944	1,081,695
Accumulated other comprehensive income	30,849	33,194

Total Trimble Navigation Ltd. shareholders’ equity	2,439,064	2,220,906
Noncontrolling interests	11,731	13,076

Total equity	2,450,795	2,233,982

Total liabilities and equity	$3,867,239	$3,700,840

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	First Two Quarters of
	2014	2013
Cash flow from operating activities:
Net Income	$146,152	$103,885

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	15,621	12,854
Amortization expense	78,443	79,095
Provision for doubtful accounts	869	261
Deferred income taxes	(1,700)	(13,732)
Stock-based compensation	21,087	17,253
Income from equity method investments	(8,688)	(11,414)
Gain on an equity sale	(15,091)	—
Excess tax benefit for stock-based compensation	(13,505)	(7,616)
Provision for excess and obsolete inventories	1,731	569
Other non-cash items	(1,867)	(494)

Add decrease (increase) in assets:
Accounts receivables	(42,563)	(24,071)
Other receivables	(3,708)	(1,558)
Inventories	(21,335)	(14,725)
Other current and non-current assets	(8,001)	(12,165)

Add increase (decrease) in liabilities:
Accounts payable	452	(18,936)
Accrued compensation and benefits	5,625	(7,166)
Deferred revenue	49,042	55,994
Accrued warranty expense	1,070	(154)
Other liabilities	10,954	14,163

Net cash provided by operating activities	214,588	172,043

Cash flow from investing activities:
Acquisitions of businesses, net of cash acquired	(25,094)	(178,953)
Acquisitions of property and equipment	(28,425)	(39,431)
Dividends received from equity method investments	22,463	2,526
Other	(2,684)	730

Net cash used in investing activities	(33,740)	(215,128)

Cash flow from financing activities:
Issuance of common stock, net of tax withholdings	39,322	23,954
Excess tax benefit for stock-based compensation	13,505	7,616
Proceeds from debt and revolving credit lines	17,000	239,613
Payments on debt and revolving credit lines	(119,517)	(252,780)

Net cash provided by (used in) financing activities	(49,690)	18,403

Effect of exchange rate changes on cash and cash equivalents	534	(4,017)

Net increase (decrease) in cash and cash equivalents	131,692	(28,699)
Cash and cash equivalents - beginning of period	147,227	157,771

Cash and cash equivalents - end of period	$278,919	$129,072

REPORTING SEGMENTS

(Dollars in thousands)

(Unaudited)

	Reporting Segments
	Engineering
	and	Field	Mobile	Advanced
	Construction	Solutions	Solutions	Devices
SECOND QUARTER OF FISCAL 2014 :
Revenues	$368,072	$114,456	$122,880	$36,791

Operating income before corporate allocations:	$91,884	$38,672	$20,385	$12,083
Operating margin (% of segment external net revenues)	25.0%	33.8%	16.6%	32.8%

SECOND QUARTER OF FISCAL 2013 :
Revenues	$313,446	$115,864	$115,524	$31,459

Operating income before corporate allocations:	$66,840	$43,372	$15,435	$6,514
Operating margin (% of segment external net revenues)	21.3%	37.4%	13.4%	20.7%

FIRST TWO QUARTERS OF FISCAL 2014 :
Revenue	$677,348	$252,621	$241,508	$75,443

Operating income before corporate allocations:	$149,399	$91,609	$36,555	$23,759
Operating margin (% of segment external net revenues)	22.1%	36.3%	15.1%	31.5%

FIRST TWO QUARTERS OF FISCAL 2013 :
Revenue	$580,317	$263,345	$225,688	$63,054

Operating income before corporate allocations:	$109,813	$102,898	$27,008	$12,999
Operating margin (% of segment external net revenues)	18.9%	39.1%	12.0%	20.6%

GAAP TO NON-GAAP RECONCILIATION

(Dollars in thousands, except per share data)

(Unaudited)

		Second Quarter of						First Two Quarters of
		2014			2013			2014			2013
		Dollar	% of		Dollar	% of		Dollar	% of		Dollar	% of
		Amount	Revenue		Amount	Revenue		Amount	Revenue		Amount	Revenue
GROSS MARGIN:
GAAP gross margin:		$354,571	55.2%		$302,401	52.5%		$681,463	54.7%		$589,315	52.0%
Restructuring	(A)	170	0.0%		766	0.1%		217	0.0%		821	0.1%
Amortization of purchased intangible assets	(B)	20,018	3.1%		19,855	3.4%		40,906	3.3%		39,536	3.5%
Stock-based compensation	(C)	763	0.2%		607	0.1%		1,510	0.1%		1,207	0.1%
Amortization of acquisition-related inventory step-up	(D)	25	0.0%		524	0.1%		76	0.0%		1,127	0.1%

Non-GAAP gross margin:		$375,547	58.5%		$324,153	56.2%		$724,172	58.1%		$632,006	55.8%

OPERATING EXPENSES:
GAAP operating expenses:		$257,437	40.1%		$237,496	41.2%		$508,618	40.8%		$467,953	41.3%
Restructuring	(A)	(789)	-0.1%		(2,966)	-0.5%		(1,126)	-0.1%		(4,571)	-0.4%
Amortization of purchased intangible assets	(B)	(17,856)	-2.8%		(19,908)	-3.5%		(37,537)	-3.0%		(39,559)	-3.5%
Stock-based compensation	(C)	(10,212)	-1.6%		(7,828)	-1.4%		(19,577)	-1.6%		(16,046)	-1.4%
Acquisition / divestiture items	(E)	(1,964)	-0.3%		(2,976)	-0.4%		(3,360)	-0.3%		(6,394)	-0.6%

Non-GAAP operating expenses:		$226,616	35.3%		$203,818	35.4%		$447,018	35.8%		$401,383	35.4%

OPERATING INCOME:
GAAP operating income:		$97,134	15.1%		$64,905	11.3%		$172,845	13.9%		$121,362	10.7%
Restructuring	(A)	959	0.1%		3,732	0.6%		1,343	0.1%		5,392	0.5%
Amortization of purchased intangible assets	(B)	37,874	6.0%		39,763	6.9%		78,443	6.3%		79,095	7.0%
Stock-based compensation	(C)	10,975	1.7%		8,435	1.5%		21,087	1.6%		17,253	1.5%
Amortization of acquisition-related inventory step-up	(D)	25	0.0%		524	0.1%		76	0.0%		1,127	0.1%
Acquisition / divestiture items	(E)	1,964	0.3%		2,976	0.5%		3,360	0.3%		6,394	0.6%

Non-GAAP operating income:		$148,931	23.2%		$120,335	20.9%		$277,154	22.2%		$230,623	20.4%

NON-OPERATING INCOME, NET:
GAAP non-operating income, net:		$1,634			$3,786			$14,398			$1,698
Acquisition / divestiture items	(E)	2,612			(459)			4,305			(860)
Gain on an equity sale	(F)	—			—			(15,091)			—

Non-GAAP non-operating income, net:		$4,246			$3,327			$3,612			$838

			GAAP and			GAAP and			GAAP and			GAAP and
			Non-GAAP			Non-GAAP			Non-GAAP			Non-GAAP
			Tax Rate %	(I)		Tax Rate %	(I)		Tax Rate %	(I)		Tax Rate %	(I)
INCOME TAX PROVISION:
GAAP income tax provision:		$20,741	21%		$13,738	20%		$41,091	22%		$19,175	16%
Non-GAAP items tax effected	(G)	11,426			10,994			22,430			16,337
Tax on gain on an equity sale	(H)	—			—			(5,836)			—

Non-GAAP income tax provision:		$32,167	21%		$24,732	20%		$57,685	21%		$35,512	16%

NET INCOME:
GAAP net income attributable to Trimble Navigation Ltd.		$77,834			$54,581			$146,458			$104,389
Restructuring	(A)	959			3,732			1,343			5,392
Amortization of purchased intangible assets	(B)	37,874			39,763			78,443			79,095
Stock-based compensation	(C)	10,975			8,435			21,087			17,253
Amortization of acquisition-related inventory step-up	(D)	25			524			76			1,127
Acquisition / divestiture items	(E)	4,576			2,517			7,665			5,534
Gain on an equity sale	(F)	—			—			(15,091)			—
Non-GAAP tax adjustments	(G),(H)	(11,426)			(10,994)			(16,594)			(16,337)

Non-GAAP net income attributable to Trimble Navigation Ltd.		$120,817			$98,558			$223,387			$196,453

DILUTED NET INCOME PER SHARE:
GAAP diluted net income per share attributable to Trimble Navigation Ltd.		$0.29			$0.21			$0.55			$0.40
Restructuring	(A)	—			0.01			0.01			0.02
Amortization of purchased intangible assets	(B)	0.14			0.15			0.30			0.30
Stock-based compensation	(C)	0.04			0.04			0.08			0.07
Amortization of acquisition-related inventory step-up	(D)	—			—			—			—
Acquisition / divestiture items	(E)	0.02			0.01			0.03			0.02
Gain on an equity sale	(F)	—			—			(0.06)			—
Non-GAAP tax adjustments	(G),(H)	(0.04)			(0.04)			(0.07)			(0.06)

Non-GAAP diluted net income per share attributable to Trimble Navigation Ltd.		$0.45			$0.38			$0.84			$0.75

OPERATING LEVERAGE:
Increase in non-GAAP operating income		$28,596			$15,098			$46,531			$23,652
Increase in revenue		$65,906			$58,733			$114,516			$112,577
Operating leverage (increase in non-GAAP operating income as a % of increase in revenue)		43.4%			25.7%			40.6%			21.0%

GAAP TO NON-GAAP RECONCILIATION (CONTINUED)

(Dollars in thousands, except per share data)

(Unaudited)

			Second Quarter of				First Two Quarters of
			2014		2013		2014		2013
				% of Segment		% of Segment		% of Segment		% of Segment
				Revenue		Revenue		Revenue		Revenue
SEGMENT OPERATING INCOME:
Engineering and Construction
GAAP operating income before corporate allocations:			$91,884	25.0%	$66,840	21.3%	$149,399	22.1%	$109,813	18.9%
Stock-based compensation	(J	)	3,840	1.0%	2,890	0.9%	7,431	1.1%	5,752	1.0%

Non-GAAP operating income before corporate allocations:			$95,724	26.0%	$69,730	22.2%	$156,830	23.2%	$115,565	19.9%

Field Solutions
GAAP operating income before corporate allocations:			$38,672	33.8%	$43,372	37.4%	$91,609	36.3%	$102,898	39.1%
Stock-based compensation	(J	)	906	0.8%	827	0.7%	1,676	0.6%	1,544	0.6%

Non-GAAP operating income before corporate allocations:			$39,578	34.6%	$44,199	38.1%	$93,285	36.9%	$104,442	39.7%

Mobile Solutions
GAAP operating income before corporate allocations:			$20,385	16.6%	$15,435	13.4%	$36,555	15.1%	$27,008	12.0%
Stock-based compensation	(J	)	1,282	1.0%	948	0.8%	2,460	1.1%	1,860	0.8%

Non-GAAP operating income before corporate allocations:			$21,667	17.6%	$16,383	14.2%	$39,015	16.2%	$28,868	12.8%

Advanced Devices
GAAP operating income before corporate allocations:			$12,083	32.8%	$6,514	20.7%	$23,759	31.5%	$12,999	20.6%
Stock-based compensation	(J	)	506	1.4%	901	2.9%	1,002	1.3%	1,750	2.8%

Non-GAAP operating income before corporate allocations:			$12,589	34.2%	$7,415	23.6%	$24,761	32.8%	$14,749	23.4%

FOOTNOTES TO GAAP TO NON-GAAP RECONCILIATION

(Unaudited)

Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures. The non-GAAP financial measures included in the previous table as well as detailed explanations to the adjustments to comparable GAAP measures, are set forth below:

Non-GAAP gross margin

We believe our investors benefit by understanding our non-GAAP gross margin as a way of understanding how product mix, pricing decisions and manufacturing costs influence our business. Non-GAAP gross margin excludes restructuring costs, amortization of purchased intangible assets, stock-based compensation and amortization of acquisition-related inventory step-up from GAAP gross margin. We believe that these exclusions offer investors additional information that may be useful to view trends in our gross margin performance.

Non-GAAP operating expenses

We believe this measure is important to investors evaluating our non-GAAP spending in relation to revenue. Non-GAAP operating expenses exclude restructuring costs, amortization of purchased intangible assets, stock-based compensation, and acquisition/divestiture costs associated with external and incremental costs resulting directly from merger and acquisition activities such as legal, due diligence, and integration costs from GAAP operating expenses. We believe that these exclusions offer investors supplemental information to facilitate comparison of our operating expenses to our prior results.

Non-GAAP operating income

We believe our investors benefit by understanding our non-GAAP operating income trends which are driven by revenue, gross margin, and spending. Non-GAAP operating income excludes restructuring costs, amortization of purchased intangible assets, stock-based compensation, amortization of acquisition-related inventory step-up, and acquisition/divestiture costs associated with external and incremental costs resulting directly from merger and acquisition activities such as legal, due diligence, and integration costs. We believe that these exclusions offer an alternative means for our investors to evaluate current operating performance compared to results of other periods.

Non-GAAP non-operating income, net

We believe this measure helps investors evaluate our non-operating income trends. Non-GAAP non-operating income, net excludes acquisition and divestiture gains/losses associated with unusual acquisition related items such as adjustments to the fair value of earn-out liabilities and gains or losses related to the acquisition or sale of certain businesses and investments, and a gain on an equity sale. These gains/losses are specific to particular acquisitions and divestitures and vary significantly in amount and timing. We believe that these exclusions provide investors with a supplemental view of our ongoing financial results.

Non-GAAP income tax provision

Non-GAAP items tax effected adjusts the provision for income taxes to reflect the effect of certain non-GAAP items on non-GAAP net income. We believe this information is useful to investors because it provides for consistent treatment of the excluded items in our non-GAAP presentation.

Non-GAAP net income

This measure provides a supplemental view of net income trends which are driven by non-GAAP income before taxes and our non-GAAP tax rate. Non-GAAP net income excludes restructuring costs, amortization of purchased intangible assets, stock-based compensation, amortization of acquisition-related inventory step-up, acquisition and divestiture costs, a gain on an equity sale and non-GAAP tax adjustments from GAAP net income. We believe our investors benefit from understanding these exclusions and from an alternative view of our net income performance as compared to our past net income performance.

Non-GAAP diluted net income per share

We believe our investors benefit by understanding our non-GAAP operating performance as reflected in a per share calculation as a way of measuring non-GAAP operating performance by ownership in the company. Non-GAAP diluted net income per share excludes restructuring costs, amortization of purchased intangible assets, stock-based compensation, amortization of acquisition-related inventory step-up, acquisition and divestiture costs, a gain on an equity sale and non-GAAP tax adjustments from GAAP diluted net income per share. We believe that these exclusions offer investors a useful view of our diluted net income per share as compared to our past diluted net income per share.

Non-GAAP operating leverage

We believe this information is beneficial to investors as a measure of how much incremental revenue contributed to our operating income. Non-GAAP operating leverage is the increase in non-GAAP operating income as a percentage of the increase in revenue. We believe that this information offers investors supplemental information to evaluate our current performance and to compare to our past non-GAAP operating leverage.

Non-GAAP segment operating income

Non-GAAP segment operating income excludes stock-based compensation from GAAP segment operating income. We believe this information is useful to investors because some may exclude stock-based compensation as an alternative view when assessing trends in the operating income of our segments.

These non-GAAP measures can be used to evaluate our historical and prospective financial performance, as well as our performance relative to competitors. We believe some of our investors track our “core operating performance” as a means of evaluating our performance in the ordinary, ongoing, and customary course of our operations. Core operating performance excludes items that are non-cash, not expected to recur or not reflective of ongoing financial results. Management also believes that looking at our core operating performance provides a supplemental way to provide consistency in period to period comparisons. Accordingly, management excludes from non-GAAP those items relating to restructuring, amortization of purchased intangible assets, stock based compensation, amortization of acquisition-related inventory step-up, acquisition and divestiture costs, a gain on an equity sale, and non-GAAP tax adjustments. For detailed explanations of the adjustments made to comparable GAAP measures, see items (A) - ( J ) below,

(A)	Restructuring costs. Included in our GAAP presentation of cost of sales and operating expenses, restructuring costs recorded are primarily for employee compensation resulting from reductions in employee headcount in connection with our company restructurings. We exclude restructuring costs from our non-GAAP measures because we believe they do not reflect expected future operating expenses, they are not indicative of our core operating performance, and they are not meaningful in comparisons to our past operating performance. We have incurred restructuring expense in each of the periods presented however the amount incurred can vary significantly based on whether a restructuring has occurred in the period and the timing of headcount reductions.

(B)	Amortization of purchased intangible assets. Included in our GAAP presentation of gross margin and operating expenses is amortization of purchased intangible assets. US GAAP accounting requires that intangible assets are recorded at fair value and amortized over their useful lives. Consequently, the timing and size of our acquisitions will cause our operating results to vary from period to period, making a comparison to past performance difficult for investors. This accounting treatment may cause differences when comparing our results to companies that grow internally because the fair value assigned to the intangible assets acquired through acquisition may significantly exceed the equivalent expenses that a company may incur for similar efforts when performed internally. Furthermore, the useful life that we expense our intangible assets over may be substantially different from the time period that an internal growth company incurs and recognizes such expenses. We believe that by excluding the amortization of purchased intangible assets, which primarily represents technology and/or customer relationships already developed, it provides an alternative way for investors to compare our operations pre-acquisition to those post-acquisitions and to those of our competitors that have pursued internal growth strategies. However, we note that companies that grow internally will incur costs to develop intangible assets that will be expensed in the period incurred, which may make a direct comparison more difficult.

(C)	Stock-based compensation. Included in our GAAP presentation of cost of sales and operating expenses, stock-based compensation consists of expenses for employee stock options and awards and purchase rights under our employee stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense. For the second quarter and the first two quarters of fiscal 2014 and 2013, stock-based compensation was allocated as follows:

	Second Quarter of		First Two Quarters of
(Dollars in thousands)	2014	2013	2014	2013
Cost of sales	$763	$607	$1,510	$1,207
Research and development	1,738	1,232	3,215	2,379
Sales and Marketing	2,098	1,761	3,960	3,525
General and administrative	6,376	4,835	12,402	10,142

	$10,975	$8,435	$21,087	$17,253

(D)	Amortization of acquisition-related inventory step-up. The purchase accounting entries associated with our business acquisitions require us to record inventory at its fair value, which is sometimes greater than the previous book value of the inventory. Included in our GAAP presentation of cost of sales, the increase in inventory value is amortized to cost of sales over the period that the related product is sold. We exclude inventory step-up amortization from our non-GAAP measures because it is a non-cash expense that we do not believe is indicative of our ongoing operating results. We further believe that excluding this item from our non-GAAP results is useful to investors in that it allows for period-over-period comparability.

(E)	Acquisition / divestiture items. Included in our GAAP presentation of operating expenses, acquisition costs consist of external and incremental costs resulting directly from merger and acquisition activities such as legal, due diligence, and integration costs. Included in our GAAP presentation of non-operating income net, acquisition / divestiture items includes unusual acquisition, investment, or divestiture gains/losses such as adjustments to the fair value of earn-out liabilities, and gains/losses on acquisitions or divestitures of certain businesses and investments. Although we do numerous acquisitions, the costs that have been excluded from the non-GAAP measures are costs specific to particular acquisitions. These are one-time costs that vary significantly in amount and timing and are not indicative of our core operating performance.

(F)	Gain on an equity sale. Included in our GAAP presentation of non-operating income, net this amount represents a gain on a partial equity sale of Virtual Site Solutions. We excluded the gain from our non-GAAP measures. We believe that investors benefit from excluding this item from our non-GAAP measures because it facilitates an evaluation of our non-operating income trends.

(G)	Non-GAAP items tax effected. This amount adjusts the provision for income taxes to reflect the effect of the non-GAAP items ( A ) - ( E ) on non-GAAP net income. We believe this information is useful to investors because it provides for consistent treatment of the excluded items in this non-GAAP presentation.

(H)	Tax on gain on an equity sale. This amount represents the tax effect of a gain on a partial equity sale of Virtual Site Solutions. We excluded this item as it represents the tax effect of a non-recurring gain. We believe that investors benefit from excluding this item from our non-GAAP income tax provision because it facilitates a comparison of the non-GAAP tax rate in the current period to the non-GAAP tax rates in prior periods.

(I)	GAAP and non-GAAP tax rate %. These percentages are defined as GAAP income tax provision as a percentage of GAAP income before taxes and non-GAAP income tax provision as a percentage of non-GAAP income before taxes. We believe that investors benefit from a presentation of non-GAAP tax rate percentage as a way of facilitating a comparison to non-GAAP tax rates in prior periods.

(J)	Stock-based compensation. The amounts consist of expenses for employee stock options and awards and purchase rights under our employee stock purchase plan. As referred to above we exclude stock-based compensation here because investors may view it as not reflective of our core operating performance as it is a non-cash expense. However, management does include stock-based compensation for budgeting and incentive plans as well as for reviewing internal financial reporting. We discuss our operating results by segment with and without stock-based compensation expense, as we believe it is useful to investors. Stock-based compensation not allocated to the reportable segments was approximately $4.4 million and $2.9 million for the second quarter of fiscal 2014 and 2013, respectively, and $8.5 million and $6.3 million for the first two quarters of fiscal 2014 and 2013, respectively.